POWER OF ATTORNEY

The undersigned officers and Trustees of Hatteras Variable Trust (the “Trust”) hereby appoint J. Michael Fields and Robert Lance Baker, (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with the power and authority to do any and all acts and things and to execute any and all instruments which said attorney-in-fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of any and all Registration Statements on Form N-14 or Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as an officer or Trustee, as applicable, of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 22nd day of February, 2012.

/s/ Joseph E. Breslin Joseph E. Breslin	Chairman of the Board, Trustee
/s/ Thomas Mann Thomas Mann	Trustee
/s/ Gregory S. Sellers Gregory S. Sellers	Trustee
/s/ Steve E. Moss Steve E. Moss	Trustee
/s/ H. Alexander Holmes H. Alexander Holmes	Trustee
/s/ Daniel K. Wilson Daniel K. Wilson	Trustee
/s/ David B. Perkins David B. Perkins	Trustee, President and Chief Executive Officer
/s/ Robert Lance Baker Robert Lance Baker	Treasurer and Chief Financial Officer
/s/ J. Michael Fields J. Michael Fields	Secretary